EXHIBIT 99.7

                                SERIES D WARRANT


THE SECURITIES REPRESENTED BY THIS SERIES D WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS.


                                 EMB CORPORATION

                    SERIES D WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                                                   Number of Shares:
Date of Issuance:


     EMB Corporation, a Hawaii corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Paramount Financial Group, Inc., the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Series D Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Pacific Time on the "Expiration Date" (as defined herein) __________________________ (________) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share provided in Section 1(b) below.

     Section 1.

          (a) Securities Purchase Agreement. This Series D Warrant is one of the Series D Warrants issued pursuant to the terms of that certain Securities Purchase Agreement dated as of September 12, 2001, among the Company and the Buyers referred to therein (the "Securities Purchase Agreement").

          (b) Definitions. The following words and terms as used in this Series D Warrant shall have the following meanings:

               (i) "Business Day" means any day in which the Principal Market is open for business.

               (ii) "Certificate of Designation" means that certain Certificate of Designation of Rights, Privileges, Preferences, and Restrictions of Series D Convertible Preferred Stock, as may be amended or restated.

               (ii) "Closing Asked Price" means, as of any date, the last closing asked price for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for the Common Stock, the last closing asked price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing asked price of the Common Stocky on the OTC Bulletin Board as reported by Bloomberg, or, if no closing asked price is reported for the Common stock by Bloomberg, the last closing trade price of the Common Stock as reported by Bloomberg, or, if no last closing trade price is reported for the Common Stock by Bloomberg, the average of the asked prices of any market makers for the Common Stock as reported by Pink Sheets, LLC. If the Closing Asked Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, the Closing Asked Price of the Common Stock on such date shall be the fair market value as mutually determined by the Company and the Holders of Preferred Shares. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

               (iv) "Closing Bid Price" means, as of any date, the last closing bid price for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock on the OTC Bulletin Board as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, the last closing trade price of the Common Stock as reported by Bloomberg, or, if no last closing trade price is reported for the Common Stock by Bloomberg, the average of the bid prices of any market makers for the Common Stock as reported by Pink Sheets, LLC. If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as mutually determined by the Company and the Holders of Preferred Shares. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

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


               (v) "Common Stock" means (i) the Company's common stock, no par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

               (vi) "Expiration Date" means the date two (2) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the State of California or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

               (vii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (viii) "Preferred Shares" means the shares of the Company's Series D Preferred Stock issued pursuant to the Securities Purchase Agreement.

               (ix) "Principal Market" means the principal market on which the Common Stock is then quoted or listed for trading.

               (x) "Securities Act" means the Securities Act of 1933, as amended.

               (xi) "Series D Warrant" means this Series D Warrant and all Series D Warrants issued in exchange, transfer or replacement of any thereof.

               (ix) "Warrant Exercise Price" means that price which shall be computed as follows: Fifty percent (50%) of the volume-weighted arithmetic average of the Closing Bid Prices and Closing Asked Prices of the Common Stock during the ninety (90) consecutive trading day period immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

     Section 2. Exercise of Series D Warrant.

          (a) Subject to the terms and conditions hereof (including without limitation Seciton 2(d) below), this Series D Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. Pacific Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Series D Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, and (iii) the surrender to a nationally recognized overnight delivery service for delivery to the Company as soon as practicable following such date, this Series D Warrant (or an indemnification undertaking with respect to this Series D Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Series D Warrant, such issuance shall be deemed a transfer and the provisions of
Section 7 shall be applicable. In the event of any exercise of the rights represented by this Series D Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than two (2) Business Days (as defined in the Certificate of Designation), after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Series D Warrant (or an indemnification undertaking with respect to this Series D Warrant in the case of its loss, theft or destruction). Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii), above, the holder of this Series D Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Series D Warrant has been exercised, irrespective of the date of delivery of this Series D Warrant as required by clause (iii), above, or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two (2) Business Days of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error and the Company shall be liable for the costs and expenses related to such determination or calculation.

          (b) Unless the rights represented by this Series D Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Series D Warrant identical in all respects to this Series D Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Series D Warrant exercised, less the number of Warrant Shares with respect to which such Series D Warrant is exercised.

          (c) No fractional shares of Common Stock are to be issued upon the exercise of this Series D Warrant, but rather the number of shares of Common Stock issued upon exercise of this Series D Warrant shall be rounded up or down to the nearest whole number.

          (d) The Company shall not affect any exercise of any Series D Warrant and no holder of any Series D Warrant shall have the right to exercise any Series D Warrant pursuant to Section 2 to the extent that after giving effect to such exercise such Person (together with such Person's affiliates) (A) would beneficially own in excess of 4.9% of the outstanding shares of the Common Stock following such conversion and (B) would have acquired, through exercise of any Series D Warrant or otherwise (including without limitation, conversion of any Preferred Shares issued pursuant to the Securities Purchase Agreement), in excess of 4.9% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such exercise date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of the Series D Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercisable Series D Warrants beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Preferred Shares) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Exercise Notice shall constitute a representation by the holder submitting such Exercise Notice that, after giving effect to such Exercise Notice, (A) the holder will not beneficially own (as determined in accordance with this Section 2(d)) and (B) during the 60-day period ending on and including such exercise date, the holder will not have acquired, through exercise of any Series D Warrant or otherwise, a number of shares of Common Stock in excess of 4.9% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q (or Form 10-QSB) or Form 10-K (or Form 10-KSB), as the case may be, or more recent public press release or other public notice by the Company setting forth the number of shares of Common Stock outstanding, but after giving effect to exercise of any Series D Warrant by such holder since the date as of which such number of outstanding shares of Common Stock was reported.

     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

          (a) This Series D Warrant is, and any Series D Warrant issued in substitution for or replacement of this Series D Warrant will upon issuance be, duly authorized and validly issued.

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


          (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Series D Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          (c) During the period within which the rights represented by this Series D Warrant may be exercised, the Company will at all times have authorized and reserved the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Series D Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

          (d) During the four-year period that commences upon the issuance of this Series D Warrant, the Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the OTC Bulletin Board. If, as of the date upon which this Series D Warrant is exercised, the Common Stock is then listed on a national securities exchange or automated quotation system, the Company shall promptly secure the listing of the shares of Common Stock so issuable on such exchange or system.

          (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Series D Warrant and in the taking of all such action as may reasonably be requested by the holder of this Series D Warrant in order to protect the exercise privilege of the holder of this Series D Warrant against dilution or other impairment, consistent with the tenor and purpose of this Series D Warrant will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Series D Warrant.

          (f) This Series D Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Series D Warrant.

     Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Series D Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Series D Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Series D Warrant or the Warrant Shares that it is then entitled to receive upon the due exercise of this Series D Warrant. In addition, nothing contained in this Series D Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Series D Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Series D Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     Section 6. Representations of Holder. The holder of this Series D Warrant, by the acceptance hereof, represents that it is acquiring this Series D Warrant and Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Series D Warrant or Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Series D Warrant or Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Series D Warrant and Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Series D Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

     Section 7. Ownership and Transfer.

          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Series D Warrant, in which the Company shall record the name and address of the person in whose name this Series D Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Series D Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Series D Warrant.

          (b) This Series D Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Series D Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below.

          (c) The holder of this Series D Warrant understands that this Series D Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Series D Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Series D Warrant shall be adjusted from time to time as follows:

          (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Series D Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Series D Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Series D Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Series D Warrant will be proportionately decreased.

          (b) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Series D Warrant so as to protect the rights of the holders of the Series D Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

          (c) Notices. Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Series D Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

     Section 9. Lost, Stolen, Mutilated or Destroyed Series D Warrant. If this Series D Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Series D Warrant of like denomination and tenor as this Series D Warrant so lost, stolen, mutilated or destroyed.

     Section 10. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Series D Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           EMB Corporation
                           5075 Warner Avenue, Suite B
                           Huntington Beach, California 92649
                           Telephone:  (714) 377-2118
                           Facsimile:  (714) 377-2123
                           Attention:  President

                           With copy to:
                           (which shall not constitute notice)

                           Bryan Cave LLP
                           2020 Main Street, Suite 600
                           Irvine, California 92614
                           Telephone:  (949) 223-7103
                           Facsimile:  (949) 223-7102
                           Attention:  Randolf W. Katz, Esq.

                  If to the Holder:

                           Paramount Financial Group, Inc.
                           Stonegate Complex
                           16025 Sequoia Drive
                           Parker, Colorado 80134
                           Telephone:  (720) 851-9273
                           Facsimile:    (720) 851-8905

                           With copy to:
                           (which shall not constitute notice)


                           -----------------------------------

                           -----------------------------------

                           -----------------------------------
or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Series D Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     Section 11. Amendments. This Series D Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

     Section 12. Date. The date of this Series D Warrant is February 4, 2002. This Series D Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Series D Warrant Shares or other securities issued upon the exercise of this Series D Warrant.

     Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Series D Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Series D Warrants representing three-fifths (3/5) of the shares of Common Stock obtainable upon exercise of the Series D Warrants then outstanding.

     Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Series D Warrant are inserted for convenience only and do not constitute a part of this Series D Warrant. This Series D Warrant shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

                            [Signature Page Follows]


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


     This Series D Warrant has been duly executed by the Company as of the date first set forth above.


EMB CORPORATION


By:
---------------------------------
James E. Shipley, President

                          EXHIBIT A TO SERIES D WARRANT
                          -----------------------------

                                SUBSCRIPTION FORM
                     TO BE EXECUTED BY THE REGISTERED HOLDER
                        TO EXERCISE THIS SERIES D WARRANT
                                 EMB CORPORATION

     The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of EMB Corporation, a Hawaii corporation (the "Company"), evidenced by the attached Series D Warrant (the "Series D Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Series D Warrant.

     1. Payment of Warrant Exercise Price. The holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Series D Warrant.

     2. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Series D Warrant.


Date: _____________________ , 200_



Name of Registered Holder


By:
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Name:
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Title:
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


                          EXHIBIT B TO SERIES D WARRANT
                          -----------------------------

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a Series D Warrant to purchase ____________ shares of the Common Stock of EMB Corporation, a Hawaii corporation, represented by warrant certificate no. D-_____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, 200_.




                                     By:
                                     -------------------------------------------
                                     Name:
                                     -------------------------------------------
                                     Title:
                                     -------------------------------------------